Exhibit H

Ministry of Finance and Economy

The Republic of Korea

POWER OF ATTORNEY

The undersigned, the duly appointed Minister of Finance and Economy (the “Minister”) of the Republic of Korea (the “Republic”), in such capacity and on behalf of the Republic, hereby constitutes and appoints the Vice Minister of the Ministry of Finance and Economy, the Deputy Minister for International Finance of Ministry of Finance and Economy, the Director General for International Finance of the Ministry of Finance and Economy, the Director for International Finance Division of the Ministry of Finance and Economy and Hi-Su Lee, Consul, Korean Consulate General in New York, and any other persons succeeding such persons in such offices, and each of them, with full power of substitution, true and lawful attorneys-in-fact and agents of the Republic and of the Minister, with full power in each of them acting alone to take the following actions on behalf of the Republic and the Minister:

1. To sign from time to time one or more registration statements of the Republic, as registrant, under Schedule B of the United States Securities Act of 1933, as amended, relating to the registration of debt securities consisting of bonds, notes and/or other evidence of indebtedness (the “Debt Securities”), one or more amendments to such registration statements (including, without limitation, post-effective amendments thereto and amendments or supplements to the prospectuses contained therein), and to cause the same to be filed with or, where permitted, transmitted for filing to the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate;

2. To sign such applications, certificates, consents and other documents as may be necessary to appropriate from time to time in connection with the listing of any or all of the Debt Securities on one or more securities exchanges (including, without limitation, the Luxembourg Stock Exchange), and qualification of the Debt Securities under the securities or Blue Sky laws of any states or other jurisdictions of the United States of America and to cause the same to be filed with such securities exchanges or the securities or Blue Sky commissions of such states or other jurisdictions, as the case may be; and

3. To sign such other documents (including without limitation any underwriting agreement), take such other actions and do such other things as said agents and attorneys-in-fact, or any of them, may deem necessary or appropriate from time to time in connection with the foregoing and in connection with the issuance and sale from time to time by the Republic of the Debt Securities.

The Minister hereby appoints and designates Mr. Hi-Su Lee, Consul, Korean Consulate General in New York and any other persons succeeding such person in such offices, and each of them, the authorized representative of the Republic in the United States of America within the meaning of the United States Securities Act of 1933, as amended, and the persons duly authorized to receive communications and notices from the United States Securities and Exchange Commission with respect to the registration statements or amendments thereto.

The Minister hereby ratifies and confirms all that said representative, agents and attorneys-in-fact shall do or cause to be done by virtue hereof.

This power of attorney will be valid, notwithstanding the replacement or resignation of the Minister of any successor thereto.

IN WITNESS WHEREOF, the Minister has executed this power of attorney on the 26th day of August 2004.

By: /s/ Hun-Jai Lee

        Hun-Jai Lee

        Minister of Finance and Economy

        The Republic of Korea